EXHIBIT 99.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Composite Solutions, Inc. (“Company”) on Form 10-QSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chairman of the Board of Directors of the Company hereby certifies, pursuant to §906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:  1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Dr. Gil Hegemier, Chairman

February 13, 2003